UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

PROGRESS ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

1-15929	56-2155481
(Commission File Number)	(IRS Employer Identification No.)

410 S. Wilmington St., Raleigh, North Carolina	27601-1748
(Address of Principal Executive Offices)	(Zip Code)

919-546-6111
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION

Item 2.05 Costs Associated With Exit Or Disposal Activities.

On December 13, 2006, the board of directors of Progress Energy, Inc. (the “Company”) approved a plan to pursue the disposition of substantially all of Progress Ventures, Inc.’s Competitive Commercial Operations physical and commercial assets (the “CCO Assets”), which include approximately 1,800 megawatts of power generation facilities in Georgia, as well as forward gas and power contracts, gas transportation, storage and structured power and other contracts, including the full requirements contracts with sixteen Georgia Electric Membership Cooperatives (the “Georgia Contracts”). The Company has evaluated various options for the CCO Assets and believes that disposition is the best option for those assets. The disposition plan is expected to be completed during 2007 and the Company expects the net effect on cash to be positive.

As a result of the approval of this disposition plan, year-to-date losses generated by the CCO Assets will be reclassified to discontinued operations. In addition, the disposition plan will result in a net initial after-tax charge of approximately $165 million, which will be reported in the 4th quarter 2006 earnings. This net non-cash charge is expected to be comprised of:

•
An after-tax impairment charge of approximately $225 million related to the generation assets and intangible assets to reduce the carrying value of the assets that are expected to be sold to their estimated fair value less cost to sell. The impairment will be classified as a component of Discontinued operations - net loss on dispositions in the Company’s 2006 Consolidated Financial Statements.

•
The reclassification to earnings of approximately $75 million of after-tax deferred gains in accumulated other comprehensive income (AOCI) for cash flow hedges of forecasted gas purchases that will no longer occur as a result of the disposition plan. The reclassification will be presented as a component of Discontinued operations - net operating (loss) income in the Company’s 2006 Consolidated Financial Statements.

•
A $15 million valuation allowance against certain deferred tax assets for state net operating loss carry forwards which are no longer expected to be utilized. This charge will primarily be recorded in Income from continuing operations in the Company’s 2006 Consolidated Financial Statements.

The actual amount of the final impairment charge will vary depending upon changes in market conditions and other factors. The final charge could differ materially from this estimate.

In 2007, the Company anticipates recording additional material charges in discontinued operations related to the disposition plan. These additional charges relate primarily to costs to be incurred to exit the Georgia Contracts. These costs could exceed $200 million after-tax.

Further information about the plan of disposition is set forth in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 2.06 Material Impairments.

The information set forth under “ITEM 2.05 Costs Associated with Exit or Disposal Activities” is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements And Exhibits.

(c) EXHIBITS.

99.1	Press Release dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PROGRESS ENERGY, INC.
                      Registrant

                 By:  /s/ Jeffrey M. Stone
                                                                         Jeffrey M. Stone
                                         Chief Accounting Officer

Date: December 18, 2006